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                                                                    Exhibit 24.1


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director whose signature appears below constitutes and appoints John R. Varsames his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign, individually, in the name on behalf of the undersigned in any and all capacities stated below, the Annual Report on Form 10-KSB of eNote.com, Inc. for the fiscal year ended December 31, 1999 and any and all amendments thereto, which amendments may make such changes in such Form 10-KSB as such attorney-in-fact may deem appropriate, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.


         Signature                       Title                    Date
         ---------                       -----                    ----


/s/ LEE ABRAHAM                         Director              March 31, 2000
----------------------------
Lee Abraham

/s/ STANLEY M. BLAU                     Director              March 27, 2000
----------------------------
Stanley M. Blau

/s/ JAMES BOWMAN                        Director              March 28, 2000
----------------------------
James Bowman, Ph.D.

/s/ CHARLES W. QUATT                    Director              March 31, 2000
----------------------------
Charles Quatt, Ph.D.

/s/ VICTOR REICHENSTEIN                 Director              March 29, 2000
----------------------------
Victor Reichenstein
